Exhibit 28


                                                                EXECUTION COPY


                               PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (together with all amendments, supplements and other modifications, if any, from time to time made hereto, this "Pledge Agreement"), dated as of June 7, 2005, made between Mafco Consolidated Group Inc., a corporation incorporated under the laws of Delaware (the "Pledgor") and Bank of America, N.A. as Administrative Agent under the Credit Agreement (the "Pledgee").

                             W I T N E S S E T H:

         WHEREAS, as a condition to the Pledgee's entering into the Credit Agreement, dated as of the date hereof among MacAndrews Finance LLC, as Borrower, the guarantors party thereto, the lenders party thereto and the Pledgee, as administrative agent for such lenders (together with all amendments, supplements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), the Pledgor is required to execute and deliver this Pledge Agreement;

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

         WHEREAS, it is in the best interests of the Pledgor to execute this Pledge Agreement inasmuch as the Pledgor will derive substantial benefits from the transactions contemplated by the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms when used in this Pledge Agreement, including the preamble and recitals hereto, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Certificated Security": The meaning specified in Section 8-102(a)(4) of the UCC.

         "Collateral": The meaning specified in Section 2.1.

         "Collateral Account": The securities account number P62-012645 established by the Pledgor at Banc of America Services, Inc. and identified by the name "Bank of America, N.A. Collateral Account of Mafco Consolidated Group, Inc."

         "Collateral Securities": (a) 300,000 (three hundred thousand) shares of common stock of M & F Worldwide Corp., a Delaware corporation, evidenced by share certificate number PC 1687, (b) 409,400 (four hundred nine thousand four hundred) shares of common stock of M & F Worldwide Corp., a Delaware corporation, evidenced by share certificate number PC 2507, (c) 5,939,400 (five million nine hundred thirty-nine thousand four hundred) shares of common stock of M & F Worldwide Corp., a Delaware corporation, evidenced by share certificate number TPC 2691 and (d) all shares of M & F Worldwide Corp., a Delaware corporation, held in the Collateral Account.

         "Credit Agreement": The meaning specified in the preamble.

         "Deliver" or "Delivered": The taking of the following steps:

         (i) in the case of each Certificated Security in registered form, causing the delivery of such Certificated Security to the Pledgee registered in the name of the Pledgee or its affiliated nominee or endorsed to the Pledgee or in blank, or accompanied by appropriate undated stock powers duly executed in blank;

         (ii) in the case of each Uncertificated Security, either causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Pledgee, or causing the issuer thereof to agree with the Pledgor that it will comply with instructions originated by the Pledgee without further consent of the Pledgor; and

         (iii) in any other case, taking such steps as are specified by the Pledgee in order to ensure that the security interest Granted pursuant to this Pledge Agreement is at all times valid, perfected and prior to any other claims therein.

         "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the right, subject to the terms of this Pledge Agreement, to claim for, collect, receive and receipt for principal and interest payments in respect of such Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Obligations": The meaning specified in Section 2.2.

         "Pledge Agreement": The meaning specified in the preamble.

         "Pledgee": The meaning specified in the preamble.

         "Pledgor": The meaning specified in the preamble.

         "Proceeds": The meaning specified in Section 9-102(a)(64) of the UCC, including without limitation all dividends and other payments and distributions of cash or other property with respect to the Collateral, and all rights, privileges and other securities of every kind distributed with respect thereto or in exchange or substitution therefor, upon conversion or otherwise.

         "Registration Rights Agreement": The Registration Rights Agreement, dated as of June 15, 1995, between M & F Worldwide Corp. (formerly known as Power Control Technologies Inc.) and the Pledgor (as amended by letter agreements dated June 26, 1995, February 5, 1996, July 30, 1997, April 28, 1998, November 3, 1998, and June 6, 2005).

         "UCC": The Uniform Commercial Code as in effect from time to time in the State of New York.

         "Uncertificated Security": The meaning specified in Section 8-102(a)(18) of the UCC.

         SECTION 1.2. Additional Definitions. Capitalized terms used but not otherwise defined in this Pledge Agreement have the respective meanings specified in the Credit Agreement.

         SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms defined in the UCC are used in this Pledge Agreement as defined therein.

                                  ARTICLE II

                                    PLEDGE

         SECTION 2.1. Grant of Security Interest. (a) As collateral security for the prompt payment in full when due of the Obligations, the Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers the Collateral to the Pledgee, including without limitation a continuing security interest in favor of the Pledgee in all of the Pledgor's right, title and interest in (i) the Collateral Securities, and all replacements and substitutions therefor (ii) the Collateral Account and (iii) all Proceeds of any of the foregoing (the "Collateral"). (b) Without limiting the foregoing, the Pledgor does hereby presently assign to the Pledgee all of the Pledgor's rights pursuant to the Registration Rights Agreement, the exercise of which by the Pledgee shall be governed by Section 5.2(v) of this Pledge Agreement. For the avoidance of doubt, the Pledgee shall not effect either a Demand Registration or a Piggy-back Registration (as such terms are defined in the Registration Rights Agreement) unless and until an Event of Default shall have occurred and be continuing and the Pledgee shall have given notice to the Pledgor of the Pledgee's intent to exercise its corresponding rights pursuant to Section 5.2.

         SECTION 2.2. Security for Obligations. The security interest in the Collateral granted by the Pledgor hereunder secures the payment in full of all the Loan Parties' obligations to the Pledgee under the Loan Documents, whether now existing or hereafter arising (the "Obligations").

         SECTION 2.3. Delivery and Other Perfection. In furtherance of the Grant by the Pledgor of the security interest in the Collateral in favor of the Pledgee contained herein, the Pledgor shall have Delivered to the Pledgee the Collateral Securities, as Collateral hereunder on or prior to the date hereof.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         The Pledgor hereby represents and warrants to the Pledgee as follows:

         SECTION 3.1. Ownership, No Liens, etc.

         (a) The Pledgor is the owner of the Collateral Securities free and clear of any Liens of any nature, except such as may have been Granted in favor of the Pledgee pursuant to this Pledge Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office of any jurisdiction except such as may have been filed in favor of the Pledgee relating to this Pledge Agreement.

         (b) The Pledgor has acquired its ownership of the Collateral Securities in good faith without notice of any adverse claim.

         (c) The Pledgor has not assigned, pledged or otherwise encumbered any interest in any Collateral other than interests Granted pursuant to this Pledge Agreement.

         (d) The Pledgor has full right to Grant a security interest in and assign and pledge the Collateral to the Pledgee.

         (e) The Grant by the Pledgor of the security interest hereunder and the Delivery of the Collateral Securities to the Pledgee are effective to create a valid, perfected, first priority security interest in such Collateral Securities and all Proceeds thereof, securing the Obligations.

         SECTION 3.2. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person that has not been obtained is required either for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the exercise by the Pledgee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, the UCC or other applicable law.

         SECTION 3.3. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority or regulatory body, the non-compliance with which might materially adversely affect the value of the Collateral as collateral security.

         SECTION 3.4. Office of Pledgor. The Pledgor represents and warrants that its sole place of business and chief executive office and the office where it keeps its records concerning the Collateral is located at its address at 35 East 62nd Street, New York, New York 10021. The Pledgor has no trade name. The Pledgor has not been known by any legal name different from the one set forth on the signature page hereto other than as set forth on Schedule I attached hereto.

         SECTION 3.5. Pledgor Information. Schedule I attached hereto and made a part hereof sets forth the Pledgor's name as it appears in its official filings in its state of organization, the type of entity of Pledgor, the organizational number issued by the Pledgor's state of organization (or a statement that no such number has been issued) and the Pledgor's state of organization.

                                  ARTICLE IV

                               RIGHTS OF PLEDGOR

         SECTION 4.1. Votes, Consents, etc. Unless and until an Event of Default shall have occurred and be continuing and the Pledgee shall have given notice to the Pledgor of the Pledgee's intent to exercise its corresponding rights pursuant to Section 5.2, the Pledgor shall have the right to vote any and all of the Pledged Securities and to give consents, waivers and ratifications in respect of the Pledged Securities. Whenever an Event of Default shall have occurred and be continuing and the Pledgee shall have given notice to the Pledgor of the Pledgee's intent to exercise its corresponding rights pursuant to Section 5.2, the Pledgee may, to the extent that it has not previously done so, transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Securities and may vote any or all of the Pledged Securities (whether or not so transferred) and may give all consents, waivers and ratifications in respect thereof and may otherwise act with respect thereto as though it were the outright owner thereof, and the Pledgor hereby irrevocably constitutes and appoints the Pledgee as the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so.

         SECTION 4.2. Dividends and Distributions on Pledged Securities. Except as otherwise provided in Section 5.2, all cash dividends or distributions in respect of the Pledged Securities shall be paid to the Pledgor. All such dividends in respect of any of the Pledged Securities to be paid to the Pledgee as provided in Section 5.2 shall be delivered to the Pledgee and held by it as part of the Collateral subject to the security interest Granted herein and on the terms set forth herein until the relevant Event of Default shall have been cured. All other dividends and distributions in respect of the Pledged Securities that are made in connection with the dissolution of the issuer thereof or a liquidation of all or substantially all of the assets of the issuer thereof shall be paid to the Pledgee and held by it as part of the Collateral subject to the security interest Granted herein and on the terms set forth herein, and if any such dividend or distribution is paid to or received by the Pledgor, the Pledgor shall hold the same in trust for the Pledgee and promptly deliver the same to the Pledgee in the exact form received, together with any necessary endorsement.

                                  ARTICLE V

                              COVENANTS; REMEDIES

         SECTION 5.1. Covenants. The Pledgor will not, without the prior written consent of the Pledgee:

         (i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral;

         (ii) cancel or terminate any Collateral or consent to or accept any cancellation or termination thereof;

         (iii) materially amend or otherwise materially modify any Collateral or give any consent, waiver or approval thereunder;

         (iv) waive any default under or breach with respect to the Collateral; or

         (v) take any other action in connection with any Collateral which would materially impair the value of the interest or rights of the Pledgor thereunder or which would materially impair the interest or rights of the Pledgee.

         SECTION 5.2. Remedies, etc. During the period in which an Event of Default shall have occurred and be continuing:

         (a) The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable, and may bid for and purchase any or all of the Collateral at any such sale. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) The Pledgee may:

         (i) transfer all or any part of the Collateral Securities into the name of the Pledgee or its nominee or nominees;

         (ii) collect and receive all of the dividends and other distributions in respect of the Collateral Securities, and apply such dividends and other distributions, at its discretion, as provided in Section 5.6;

         (iii) vote all or any part of the Collateral Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications and exercise all rights in respect thereof as though it were the outright owner thereof;

         (iv) execute (in the name, place and stead of any of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral Securities; and

         (v) exercise all or any of the rights of the Pledgor pursuant to the Registration Rights Agreement, as the assignee of such rights pursuant to the assignment of such rights contained in Section 2.1 of this Pledge Agreement.

         SECTION 5.3. Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 5.4. Change of Particulars. Without the prior consent of the Pledgee, the Pledgor shall not change its name, its type of entity, and its state of organization, in each case from that set forth on Schedule I hereto.

         SECTION 5.5. Private Sale. The Pledgee shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.2 conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

         SECTION 5.6. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization on all or any part of the Collateral pursuant hereto, shall be applied by the Pledgee toward payment of the Obligations in such order and manner as the Pledgee, in its discretion, may deem advisable. Any surplus remaining shall be delivered to the Pledgor or as a court of competent jurisdiction may direct.

         As used in this Section, "proceeds" of the Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

         SECTION 5.7. Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Pledgee from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Pledgee's gross negligence or willful misconduct. Upon demand, the Pledgor will pay to the Pledgee the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Pledgee may incur in connection with:

         (a) the administration of this Pledge Agreement, and any document related thereto;

         (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

         (c) the exercise of any of the rights of the Pledgee hereunder or under the Registration Rights Agreement (in accordance with this Pledge Agreement); or

         (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 5.8. Further Assurances. The Pledgor covenants and agrees that, from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such other acts and things as the Pledgee may reasonably request in order fully to effect the purposes of this Pledge Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Pledgee to exercise and enforce its rights and remedies hereunder (or under the Registration Rights Agreement (in accordance with this Pledge Agreement)) with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will

         (a) if any Collateral shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Pledgee hereunder such promissory note or instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Pledgee; and

         (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Pledgee may request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby.

With respect to the foregoing and the grant of the security interest hereunder, the Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law; and the Pledgee agrees to notify the Pledgor of any such action taken by it. Such financing statements may describe the Collateral in the same manner as described in this Pledge Agreement or may contain an indication of collateral that describes such property in any other manner as the Pledgee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral Granted to the Pledgee pursuant hereto, including, without limitation, describing such property as "all shares" in the applicable entity. A carbon, photographic or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                  ARTICLE VI

                                  THE PLEDGEE

         SECTION 6.1. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, from time to time in the Pledgee's discretion, after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse and collect any drafts or other instruments and documents, in connection with clause (a) above; and

         (c) to file any claims or take any action or institute any proceedings which the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable during the term of this Agreement and is coupled with an interest.

         SECTION 6.2. Pledgee May Perform. The Pledgee may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Pledgee may from time to time take any other action which the Pledgee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 6.3. Pledgee Has No Duty. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral or responsibility for:

         (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or

         (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         Notwithstanding anything herein to the contrary, the Pledgee shall have no duties, obligations or responsibilities except as expressly set forth in this Pledge Agreement. The Pledgee shall have no liability whatsoever for any action taken or omitted by it or in connection herewith unless caused solely by its gross negligence or willful misconduct. The Pledgee shall have no fiduciary duty, obligation or responsibility in respect of the Pledgor or any indirect beneficiary of this Pledge Agreement or the Collateral.

         SECTION 6.4. Reasonable Care. The Pledgee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it acts in a manner consistent with practices and procedures followed by the Pledgee with respect to assets similar to the Collateral that the Pledgee manages or holds for its own account as for the account of others.

                                 ARTICLE VII

                           MISCELLANEOUS PROVISIONS

         SECTION 7.1. Waivers, Amendments, etc. The provisions of this Pledge Agreement may from time to time be amended, modified or waived only by a written instrument executed by the Pledgor and the Pledgee. No failure or delay on the part of the Pledgee in exercising any power or right under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Pledgor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Pledgee under this Pledge Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 7.2. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) telecopied or delivered:

         (a) if to the Pledgor, care of MacAndrews & Forbes Holdings Inc., 35 East 62nd Street, New York, NY 10021, attention: Todd J. Slotkin, Chief Financial Officer, telephone number 212-572-5035, telecopier number 212-572-5965; and

         (b) if to the Pledgee, to its address at 767 Fifth Avenue, Floor 12A, New York, New York 10153, attention: Jane Heller, telephone number 212-407-5464, telecopier number 212-407-5402.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively.

         SECTION 7.3. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

         SECTION 7.4. Severability. To the fullest extent permitted by law, any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.5. Execution in Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 7.6. Governing Law; Submission to Jurisdiction, Etc.. This Pledge Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the county of New York for the purposes of all legal proceedings arising out of or relating to this Pledge Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 7.7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE SECURITY INTEREST GRANTED HEREBY OR THE ACTIONS OF THE PLEDGEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         SECTION 7.8. Successors and Assigns. This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Pledgor may not assign or transfer its rights or obligations hereunder, and any attempted assignment or transfer shall be null and void.

         SECTION 7.9. Termination. Upon the termination of the Commitments and the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Pledgee will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Pledgee hereunder, and execute and deliver to the Pledgor (or such other person as the Pledgor shall request) such documents as the Pledgor shall reasonably request to evidence such termination.

                        THE REMAINDER OF THIS PAGE HAS
                         BEEN INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.


                                          MAFCO CONSOLIDATED GROUP INC.
                                          as Pledgor

                                          By:  /s/ Todd J. Slotkin
                                             --------------------------------
                                             Name:  Todd J. Slotkin
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                          BANK OF AMERICA, N.A., as
                                          Administrative Agent as Pledgee


                                          By:   /s/ Jane R. Heller
                                             --------------------------------
                                             Name:  Jane R. Heller
                                             Title: Senior Vice President

                                  SCHEDULE I

                              PLEDGOR INFORMATION

1)       Pledgor's official name: Mafco Consolidated Group Inc.

2) Type of entity (e.g., corporation, partnership, business trust, limited partnership, limited liability company): Corporation

3) Organizational identification number issued by Pledgor's state of organization (or a statement that no such number has been issued):
         2162426

4)       State of Organization: Delaware

5)       Other legal names by which Pledgor has been known:

         a.       Henley Investments, Inc.

         b.       Abex Inc.